Exhibit 99.2

Intapp Announces Pricing of Public Offering of Common Stock

PALO ALTO, Calif., May 17, 2023 (GLOBE NEWSWIRE) – Intapp, Inc. (NASDAQ: INTA) (the “Company”), a leading provider of cloud software for the global professional and financial services industry, today announced the pricing of an underwritten public offering (the “Offering”) of 6,250,000 shares of its common stock at a public offering price of $36.50 per share, before underwriting discounts and commissions. The Offering consists of 2,000,000 shares being sold by the Company and 4,250,000 shares being sold by certain selling stockholders, resulting in aggregate gross proceeds of approximately $73.0 million to the Company and approximately $155.1 million to the selling stockholders, before deducting underwriting discounts and commissions. In addition, certain of the selling stockholders have granted the underwriters an option for a period of 30 days to purchase up to an additional 937,500 shares on the same terms and conditions, less underwriting discounts and commissions. The Offering is expected to close on or about May 22, 2023, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes. The Company will not receive any proceeds from the sale of shares by the selling stockholders.

BofA Securities and Barclays are acting as the joint lead book-running managers for the Offering. Citigroup, Raymond James, Credit Suisse and Piper Sandler are acting as bookrunners for the Offering. BTIG, Oppenheimer and Co, Inc. and Stifel are acting as co-managers for the Offering.

The securities described above are being offered by the Company and the selling stockholders pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”).

The Offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the Offering have been filed, and a final prospectus supplement and accompanying prospectus relating to the Offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the Offering may be obtained, when available, from: BofA Securities, 201 North Tryon Street Charlotte, North Carolina 28255-0001 (Attention: Prospectus Department); or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717, by email: Barclaysprospectus@broadridge.com, or by telephone: (888) 603-5847. This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Intapp

Intapp makes the connected firm possible. We provide cloud software solutions that address the unique operating challenges and regulatory requirements of the global professional and financial services industry. Our solutions help more than 2,250 of the world’s premier private capital, investment banking, legal, accounting, and consulting firms connect their most important assets: people, processes, and data. As part of a connected firm, professionals gain easy access to the information they need to win more business, increase investment returns, streamline deal and engagement execution, and strengthen risk management and compliance.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing and success of the proposed offering and the expected use of proceeds from the proposed offering as well as statements regarding our growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our ability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events, such as outbreaks, epidemics, or pandemics involving public health, including the COVID-19 pandemic and Russia’s invasion of Ukraine, on the U.S. and global economies, our business, our employees, results of operations, financial condition, demand for our products, sales and implementation cycles, and the health of our clients’ and partners’ businesses; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, economic and market downturns and volatility in the financial services industry, particularly adverse to our targeted industries; the length and variability of our sales cycle; our ability to attract and retain customers; our ability to attract and retain talent; our ability to compete in highly competitive markets; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; our ability to incur indebtedness in the future and the effect of conditions in credit markets; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to maintain, protect, and enhance our intellectual property rights; satisfaction of the customary closing conditions of the Offering; and delays in obtaining required stock exchange or other regulatory approvals. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Investor Contact

David Trone

Senior Vice President, Investor Relations

Intapp, Inc.

ir@intapp.com

Media Contact

Ali Robinson

Global Media Relations Director

Intapp, Inc.

Ali.robinson@intapp.com